(m) (2) Calculations of Illustrations for Succession Select 2008 Revisions

Narrative for the Hypothetical Illustration 1

I.	The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,000,000 or 134% x $61,482.93

= $1,000,000

Policy Value:

Year 5 Policy Value =

Policy Value at the end of year 4:		$49,949.60
+	Annual Premium*	$15,000.00
–	Premium Expense Charge**	$750.00
–	Monthly Deduction***	$1,178.54
–	Mortality & Expense Charge****	$572.03
+	Hypothetical Rate of Return*****	($966.10)

=		$61,483	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $50.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$28.17
2	$28.18
3	$28.19
4	$28.19
5	$28.20
6	$28.21
7	$28.22
8	$28.22
9	$28.23
10	$28.24
11	$28.24
12	$28.25
Total	$338.54

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for years 1-10 and 0.45% for years 11+.
*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	($82.11)
2	($81.82)
3	($81.52)

4	($81.23)
5	($80.94)
6	($80.65)
7	($80.36)
8	($80.07)
9	($79.78)
10	($79.49)
11	($79.20)
12	($78.92)
Total	($966.10)

Cash Surrender Value:

Year 5 Cash Surrender Value =

	Year 5 Policy Value	$61,482.93
–	Year 5 Surrender Charge	$18,694.05

=		$42,789	(rounded to the nearest dollar)

II.	The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,000,000 or 134% x $73,793.52

= $1,000,000

Policy Value:

Year 5 Policy Value =

Policy Value at the end of year 4		$58,149.18
+	Annual Premium*	$15,000.00
–	Premium Expense Charge**	$750.00
–	Monthly Deduction***	$1,174.89
–	Mortality & Expense Charge****	$645.90
+	Hypothetical Rate of Return*****	$3,215.12

=		$73,794	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $50.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$27.93
2	$27.92
3	$27.92
4	$27.92
5	$27.91
6	$27.91
7	$27.91

8	$27.90
9	$27.90
10	$27.89
11	$27.89
12	$27.89
Total	$334.89

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for years 1-10 and 0.45% for years 11+.
*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$265.59
2	$266.01
3	$266.44
4	$266.86
5	$267.28
6	$267.71
7	$268.13
8	$268.56
9	$268.99
10	$269.42
11	$269.85
12	$270.28
Total	$3,215.12

Cash Surrender Value:

Year 5 Cash Surrender Value =

	Year 5 Policy Value	$73,793.52
–	Year 5 Surrender Charge	$18,694.05

=		$55,099	(rounded to the nearest dollar)

III.	The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,000,000 or 134% x $88,225.19

= $1,000,000

Policy Value:

Year 5 Policy Value =

Policy Value at the end of year 4		$67,385.16
+	Annual Premium*	$15,000.00
–	Premium Expense Charge**	$750.00
–	Monthly Deduction***	$1,170.70
–	Mortality & Expense Charge****	$729.09
+	Hypothetical Rate of Return*****	$8,489.82

=		$88,225	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $50.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$27.65
2	$27.63
3	$27.62
4	$27.60
5	$27.58
6	$27.57
7	$27.55
8	$27.53
9	$27.52
10	$27.50
11	$27.48
12	$27.47
Total	$330.70

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for years 1-10 and 0.45% for years 11+.
*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$682.62
2	$687.02
3	$691.46
4	$695.94
5	$700.45
6	$704.99
7	$709.57
8	$714.18
9	$718.83
10	$723.52
11	$728.24
12	$733.00
Total	$8,489.82

Cash Surrender Value:

Year 5 Cash Surrender Value =

	Year 5 Policy Value	$88,225.19
–	Year 5 Surrender Charge	$18,694.05

=		$69,531	(rounded to the nearest dollar)

Narrative for the Hypothetical Illustration 2

I.	The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,000,000 or 134% x $60,215.45

= $1,000,000

Policy Value:

Year 5 Policy Value =

Policy Value at the end of year 4:		$48,959.17
+	Annual Premium*	$15,000.00
–	Premium Expense Charge**	$750.00
–	Monthly Deduction***	$1,483.58
–	Mortality & Expense Charge****	$561.62
+	Hypothetical Rate of Return*****	($948.52)

=		$60,215	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $70.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$33.58
2	$33.59
3	$33.60

4	$33.61
5	$33.62
6	$33.63
7	$33.64
8	$33.65
9	$33.65
10	$33.66
11	$33.67
12	$33.68
Total	$403.58

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	($80.81)
2	($80.49)
3	($80.16)
4	($79.84)
5	($79.52)
6	($79.20)
7	($78.88)
8	($78.56)
9	($78.24)
10	($77.92)

11	($77.61)

12	($77.29)

Total	($948.52)

Cash Surrender Value:

Year 5 Cash Surrender Value =

	Year 5 Policy Value	$60,215.45

–	Year 5 Surrender Charge	$18,694.05

=		$41,521	(rounded to the nearest dollar	)

II. The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,000,000 or 134% x $72,328.53

= $1,000,000

Policy Value:

Year 5 Policy Value =

Policy Value at the end of year 4		$57,034.38

+	Annual Premium*	$15,000.00

–	Premium Expense Charge**	$750.00

–	Monthly Deduction***	$1,479.30

–	Mortality & Expense Charge****	$634.39

+	Hypothetical Rate of Return*****	$3,157.83

=		$72,329	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $70.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$33.29
2	$33.29
3	$33.29
4	$33.28
5	$33.28
6	$33.28
7	$33.27
8	$33.27
9	$33.27
10	$33.26
11	$33.26
12	$33.26
Total	$399.30

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$261.41
2	$261.72
3	$262.04
4	$262.35
5	$262.67
6	$262.99
7	$263.31
8	$263.63
9	$263.95
10	$264.27
11	$264.59
12	$264.92
Total	$3,157.83

Cash Surrender Value:

Year 5 Cash Surrender Value =

	Year 5 Policy Value	$72,328.53
–	Year 5 Surrender Charge	$18,694.05

=		$53,634	(rounded to the nearest dollar)

III.	The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,000,000 or 134% x $86,534.42

= $1,000,000

Policy Value:

Year 5 Policy Value =

Policy Value at the end of year 4		$66,133.51
+	Annual Premium*	$15,000.00
–	Premium Expense Charge**	$750.00
–	Monthly Deduction***	$1,474.37
–	Mortality & Expense Charge****	$716.36
+	Hypothetical Rate of Return*****	$8,341.64

=		$86,534	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $70.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$32.96
2	$32.95
3	$32.93

4	$32.91
5	$32.89
6	$32.87
7	$32.86
8	$32.84
9	$32.82
10	$32.80
11	$32.78
12	$32.76
Total	$394.37

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$671.93
2	$676.04
3	$680.18
4	$684.36
5	$688.57
6	$692.81
7	$697.08
8	$701.39
9	$705.73
10	$710.10

11	$714.51
12	$718.95
Total	$8,341.64

Cash Surrender Value:

Year 5 Cash Surrender Value =

	Year 5 Policy Value	$86,534.42
–	Year 5 Surrender Charge	$18,694.05

=		$67,840	(rounded to the nearest dollar)